   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 1998

                                       REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                               CABOT CORPORATION
             (Exact name of Registrant as specified in its charter)

                     DELAWARE                                           04-2271897
             (State of incorporation)                     (I.R.S. Employer Identification Number)

                                75 STATE STREET
                        BOSTON, MASSACHUSETTS 02109-1806
                                  617-345-0100
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                            ------------------------

                             ROBERT ROTHBERG, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                               CABOT CORPORATION
                                75 State Street
                        Boston, Massachusetts 02109-1806
                                  617-345-0100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                With copies to:
                              JOHN O. NEWELL, ESQ.
                          GOODWIN, PROCTER & HOAR LLP
                                 Exchange Place
                                53 State Street
                        Boston, Massachusetts 02109-2881
                                  617-570-1000
                            ------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES BEING REGISTERED  PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)        AMOUNT OF REGISTRATION FEE(2)
----------------------------------------------------------------------------------------------------------------------------
Debt Securities...................                    $500,000,000                                  $131,275
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

(1) In U.S. Dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies. Pursuant to Rule 429, $55,000,000 is being carried forward from Registration Statement No. 33-48686. The amount of the filing fee previously paid in connection with such securities is $17,187.
(2) Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER   , 1998)
                SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 1998
                                  $500,000,000
                               CABOT CORPORATION
                               MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                            ------------------------

    Cabot Corporation (the "Company") may offer from time to time up to $500,000,000 aggregate initial offering price, or the equivalent thereof in one or more foreign or composite currencies, of its Medium-Term Notes Due Nine Months or More From Date of Issue (the "Notes"). Such aggregate initial offering price is subject to reduction as a result of the sale by the Company of other Debt Securities described in the accompanying Prospectus. Each Note will mature on any day nine months or more from the date of issue, as specified in the applicable pricing supplement hereto (each, a "Pricing Supplement"), and may be subject to redemption at the option of the Company or repayment at the option of the Holder thereof, in each case, in whole or in part, prior to its Stated Maturity Date, if specified in the applicable Pricing Supplement. In addition, each Note will be denominated and/or payable in United States dollars or a foreign or composite currency, as specified in the applicable Pricing Supplement. The Notes, other than Foreign Currency Notes, will be issued in minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement, while Foreign Currency Notes will be issued in the minimum denominations specified in the applicable Pricing Supplement.

    The Company may issue Notes that bear interest at fixed rates ("Fixed Rate Notes") or at floating rates ("Floating Rate Notes"). The applicable Pricing Supplement will specify whether a Floating Rate Note is a Regular Floating Rate Note, a Floating Rate/Fixed Rate Note or an Inverse Floating Rate Note and whether the rate of interest thereon is determined by reference to one or more of the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate (each, an "Interest Rate Basis"), or any other interest rate basis or formula, as adjusted by any Spread and/or Spread Multiplier. Interest on each Floating Rate Note will accrue from its date of issue and, unless otherwise specified in the applicable Pricing Supplement, will be payable monthly, quarterly, semiannually or annually in arrears, as specified in the applicable Pricing Supplement, and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, the rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable Pricing Supplement. Interest on each Fixed Rate Note will accrue from its date of issue and, unless otherwise specified in the applicable Pricing Supplement, will be payable semiannually in arrears on June 15 and December 15 of each year and on the Maturity Date. The Company may also issue Discount Notes, Indexed Notes and Amortizing Notes.

    The interest rate, or formula for the determination of the interest rate, if any, applicable to each Note and the other variable terms thereof will be established by the Company on the date of issue of such Note and will be specified in the applicable Pricing Supplement. Interest rates or formulas and other terms of Notes are subject to change by the Company, but no such change will affect any Note previously issued or as to which an offer to purchase has been accepted by the Company.

    Each Note will be issued in book-entry form (a "Book-Entry Note") or in fully registered certificated form (a "Certificated Note"), as specified in the applicable Pricing Supplement. Each Book-Entry Note will be represented by one or more fully registered global securities (the "Global Securities") deposited with or on behalf of The Depository Trust Company (or such other depositary identified in the applicable Pricing Supplement) (the "Depositary") and registered in the name of the Depositary or the Depositary's nominee. Interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary (with respect to its participants) and the Depositary's participants (with respect to beneficial owners). Except in limited circumstances, Book-Entry Notes will not be exchangeable for Certificated Notes.

     SEE "RISK FACTORS" COMMENCING ON PAGE S-2 FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES OFFERED HEREBY.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS OR ANY
  SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                                   AGENTS' DISCOUNTS AND
                                            PRICE TO PUBLIC(1)       COMMISSIONS(1)(2)         PROCEEDS TO COMPANY(1)(3)
-----------------------------------------------------------------------------------------------------------------------------
Per Note...............................            100%                 .125%-.750%                 99.875%-99.250%
-----------------------------------------------------------------------------------------------------------------------------
Total..................................        $500,000,000         $625,000- $3,750,000       $499,375,000- $496,250,000
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities Inc. (the "Agents"), individually or in a syndicate, may purchase Notes, as principal, from the Company for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent or, if so specified in the applicable Pricing Supplement, for resale at a fixed offering price. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale (as described below) of a Note of identical maturity. If agreed to by the Company and an Agent, such Agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable Pricing Supplement. The Company will pay a commission to an Agent, ranging from .125% to .750% of the principal amount of a Note, depending upon its stated maturity, sold through an Agent. Commissions with respect to Notes with stated maturities in excess of 30 years that are sold through such Agent will be negotiated between the Company and such Agent at the time of such sale. See "Plan of Distribution."

(2) The Company has agreed to indemnify the Agents against, and to provide contribution with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."

(3) Before deducting expenses payable by the Company estimated at $125,000.

(4) Or the equivalent thereof in one or more foreign or composite currencies.

    The Notes are being offered on a continuing basis by the Company to or through the Agents. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange. There is no assurance that the Notes offered hereby will be sold or, if sold, that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. The Company reserves the right to cancel or modify the offer made hereby without notice. The Company or an Agent, if it solicits the offer on an agency basis, may reject any offer to purchase Notes in whole or in part. See "Plan of Distribution."
                            ------------------------

MERRILL LYNCH & CO.            GOLDMAN, SACHS & CO.            J.P. MORGAN & CO.
                            ------------------------

          The date of this Prospectus Supplement is October   , 1998.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

     IN CONNECTION WITH AN OFFERING OF NOTES PURCHASED BY ONE OR MORE AGENTS AS PRINCIPAL ON A FIXED OFFERING PRICE BASIS, SUCH AGENT(S) MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF NOTES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF NOTES TO COVER SHORT POSITIONS OF SUCH AGENT(S). FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."
                            ------------------------

                                  RISK FACTORS

     This Prospectus Supplement does not describe all of the risks of an investment in Notes, whether resulting from such Notes being denominated or payable in or determined by reference to a currency or composite currency other than United States dollars or to one or more interest rate, currency or other indices or formulas, or otherwise. The Company and the Agents disclaim any responsibility to advise prospective investors of such risks as they exist at the date of this Prospectus Supplement or as they change from time to time. Prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Notes and the suitability of investing in such Notes in light of their particular circumstances. Such Notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions or transactions involving the applicable interest rate or currency index or other indices or formulas. Prospective investors should carefully consider, among other factors, the matters described below.

STRUCTURE RISKS

     An investment in Notes indexed, as to principal, premium, if any, and/or interest, if any, to one or more interest rate, currency (including exchange rates and swap indices between currencies or composite currencies) or other indices or formulas, either directly or inversely, entails significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security. Such risks include, without limitation, the possibility that such indices or formulas may be subject to significant changes, that no interest will be payable in respect of such Notes or will be payable at a rate lower than one applicable to a conventional fixed rate or floating rate debt security issued by the Company at the same time, that repayment of the principal and/or premium, if any, in respect of such Notes may occur at times other than that expected by the Holders (as defined in the accompanying Prospectus), and that the Holders could lose all or a substantial portion of principal and/or premium, if any, payable with respect to such Notes on the Maturity Date (as defined under "Description of Notes--General"). Such risks depend on a number of interrelated factors, including economic, financial and political events, over which the Company has no control. Additionally, if the formula used to determine the amount of principal, premium, if any, and/or interest, if any, payable with respect to such Notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices or formula or formulas will be magnified. In recent years, values of certain indices and formulas have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in the value of any particular index or formula that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

     Any optional redemption feature of Notes might affect the market value of such Notes. Since the Company may be expected to redeem such Notes when prevailing interest rates are relatively low, Holders generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the current interest rate on such Notes.

     The Notes will not have an established trading market when issued, and there can be no assurance of a secondary market for the Notes or the liquidity of the secondary market if one develops. See "Plan of Distribution."

     The secondary market, if any, for Notes will be affected by a number of factors independent of the creditworthiness of the Company and the value of the applicable index or indices or formula or formulas, including the complexity and volatility of each such index or formula, the method of calculating the principal, premium, if any, and/or interest, if any, in respect of such Notes, the time remaining to the maturity of such Notes, the outstanding amount of such Notes, any redemption features of such Notes, the amount of other debt securities linked to such index or formula and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of such Notes. In addition, certain Notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Holders may not be able to sell such Notes readily or at prices that will enable them to realize their anticipated yield. No investor should purchase Notes unless such investor understands and is able to bear the risk that such Notes may not be readily saleable, that the value of such Notes will fluctuate over time and that such fluctuations may be significant.

EXCHANGE RATES AND EXCHANGE CONTROLS

     An investment in Foreign Currency Notes (as defined under "Description of Notes--General") entails significant risks that are not associated with a similar investment in a debt security denominated and payable in United States dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the United States dollar and the Specified Currency (as defined under "Description of Notes -- General") and the possibility of the imposition or modification of exchange controls by the applicable governments or monetary authorities. Such risks generally depend on factors over which the Company has no control, such as economic, financial and political events and the supply and demand for the applicable currencies or composite currencies. In addition, if the formula used to determine the amount of principal, premium, if any, and/or interest, if any, payable with respect to Foreign Currency Notes contains a multiplier or leverage factor, the effect of any change in the applicable currencies or composite currencies will be magnified. In recent years, rates of exchange between the United States dollar and foreign or composite currencies have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of the Specified Currency applicable to a Foreign Currency Note against the United States dollar would result in a decrease in the United States dollar-equivalent yield of such Foreign Currency Note, in the United States dollar-equivalent value of the principal and premium, if any, payable on the Maturity Date of such Foreign Currency Note, and, generally, in the United States dollar-equivalent market value of such Foreign Currency Note.

     Governments or monetary authorities have imposed from time to time, and may in the future impose or revise, exchange controls at or prior to the date on which any payment of principal of, or premium, if any, or interest, if any, on, a Foreign Currency Note is due, which could affect exchange rates as well as the availability of the Specified Currency on such date. Even if there are no exchange controls, it is possible that the Specified Currency would not be available on the applicable payment date due to other circumstances beyond the control of the Company. In such cases, the Company will be entitled to satisfy its obligations in respect of such Foreign Currency Note in United States dollars. See "Special Provisions Relating to Foreign Currency Notes--Availability of Specified Currency."

CREDIT RATINGS

     The credit ratings assigned to the Company's medium-term note program may not reflect the potential impact of all risks related to structure and other factors on the value of the Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in such Notes in light of their particular circumstances.

                                USE OF PROCEEDS

     Except as may be otherwise stated in a Pricing Supplement, the net proceeds from the sale of the Notes offered hereby will be used to repay outstanding short-term borrowings and long-term debt, the interest rate and maturity of which (and the use of proceeds, if such borrowings or debt was incurred within one year from the sale of the Notes, except in the case of short-term borrowings used for working capital) will be described in the applicable Pricing Supplement.

                              DESCRIPTION OF NOTES

     The Notes will be issued as a series of Debt Securities under an Indenture, dated as of December 1, 1987, as supplemented and modified by a First Supplemental Indenture dated as of June 17, 1992 and a Second Supplemental Indenture dated as of January 31, 1997 (collectively and as amended or modified from time to time, the "Indenture"). State Street Bank and Trust Company is the current trustee under the Indenture (the "Trustee"). The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following summary of certain provisions of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the Notes and the Indenture. Capitalized terms used but not defined herein shall have the meanings given to them in the accompanying Prospectus, the Notes or the Indenture, as the case may be. The term "Debt Securities," as used in this Prospectus Supplement, refers to all debt securities, including the Notes, issued and issuable from time to time under the Indenture. The following description of Notes will apply to each Note offered hereby unless otherwise specified in the applicable Pricing Supplement.

GENERAL

     All Debt Securities, including the Notes, issued and to be issued under the Indenture will be unsecured general obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The Indenture does not limit the aggregate initial offering price of Debt Securities that may be issued thereunder and Debt Securities may be issued thereunder from time to time in one or more series up to the aggregate initial offering price from time to time authorized by the Company for each series. As of the date of this Prospectus Supplement, the Company has not issued any of the Notes offered hereby. The Company may, from time to time, without the consent of the Holders of the Notes, provide for the issuance of Notes or other Debt Securities under the Indenture in addition to the $500,000,000 aggregate initial offering price of Notes offered hereby.

     The Notes are currently limited to up to $500,000,000 aggregate initial offering price, or the equivalent thereof in one or more foreign or composite currencies. Each Note will mature on any day nine months or more from its date of issue (the "Stated Maturity Date"), as specified in the applicable Pricing Supplement, unless the principal thereof (or any installment of principal thereof) becomes due and payable prior to the Stated Maturity Date, whether by the declaration of acceleration of maturity, notice of redemption at the option of the Company, notice of the Holder's option to elect repayment or otherwise (the Stated Maturity Date or such prior date, as the case may be, is herein referred to as the "Maturity Date" with respect to the principal of such Note repayable on such date). Unless otherwise specified in the applicable Pricing Supplement, interest-bearing Notes will either be Fixed Rate Notes or Floating Rate Notes, as specified in the applicable Pricing Supplement. The Company may also issue Discount Notes, Indexed Notes and Amortizing Notes (as such terms are hereinafter defined).

     Unless otherwise specified in the applicable Pricing Supplement, the Notes will be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof will be made in, United States dollars. The Notes also may be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof may be made in, one or more foreign or composite currencies ("Foreign Currency Notes"). See "Special Provisions Relating to Foreign Currency Notes--Payment of Principal, Premium, if any, and Interest, if any." The currency or composite currency in which a particular Note is denominated (or, if such currency or composite currency is no longer legal tender for the payment of public and private debts in the relevant country, such other currency or composite currency which is then legal tender in such country for the payment of such debts) is herein referred to as the "Specified Currency" with respect to such Note. References herein to "United States dollars", "U.S. dollars" or "$" are to the lawful currency of the United States of America (the "United States").

     Unless otherwise specified in the applicable Pricing Supplement, purchasers are required to pay for the Notes in the applicable Specified Currencies. At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign or composite currencies and vice versa, and commercial banks do not generally offer non-United States dollar checking or savings account facilities in the

United States. The Agent from or through which a Foreign Currency Note is purchased may be prepared to arrange for the conversion of United States dollars into the Specified Currency in order to enable the purchaser to pay for such Foreign Currency Note, provided that a request is made to such Agent on or prior to the fifth Business Day (as hereinafter defined) preceding the date of delivery of such Foreign Currency Note, or by such other day as determined by such Agent. Each such conversion will be made by such Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchaser of each such Foreign Currency Note. See "Special Provisions Relating to Foreign Currency Notes."

     Interest rates offered by the Company with respect to the Notes may differ depending upon, among other factors, the aggregate principal amount of Notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. Interest rates or formulas and other terms of Notes are subject to change by the Company from time to time, but no such change will affect any Note previously issued or as to which an offer to purchase has been accepted by the Company.

     Each Note will be issued as a Book-Entry Note represented by one or more fully registered Global Securities or as a fully registered Certificated Note. The minimum denominations of each Note other than a Foreign Currency Note will be $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement, while the minimum denominations of each Foreign Currency Note will be specified in the applicable Pricing Supplement.

     Payments of principal of, and premium, if any, and interest, if any, on, Book-Entry Notes will be made by the Company through the Trustee to the Depositary. See "--Book-Entry Notes." In the case of Certificated Notes, payment of principal and premium, if any, due on the Maturity Date will be made in immediately available funds upon presentation and surrender thereof (and, in the case of any repayment on an Optional Repayment Date, upon submission of a duly completed election form in accordance with the provisions described below) at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the Trustee located at 61 Broadway, New York, NY 10006. Payment of interest, if any, due on the Maturity Date of a Certificated Note will be made to the person to whom payment of the principal thereof and premium, if any, thereon shall be made. Payment of interest, if any, due on a Certificated Note on any Interest Payment Date (as hereinafter defined) other than the Maturity Date will be made by check mailed to the address of the Holder entitled thereto as such address shall appear in the Security Register of the Company. Notwithstanding the foregoing, a Holder of $10,000,000 (or, if the Specified Currency is other than United States dollars, the equivalent thereof in such Specified Currency) or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments, if any, on any Interest Payment Date other than the Maturity Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder. For special payment terms applicable to Foreign Currency Notes, see "Special Provisions Relating to Foreign Currency Notes--Payment of Principal, Premium, if any, and Interest, if any."

     As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Foreign Currency Notes, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as hereinafter defined) of the country issuing the Specified Currency (unless the Specified Currency is European Currency Units ("ECU"), in which case such day is also not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or is not a day designated as an ECU non-settlement day by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), a day that is not a day on which payments in ECU cannot be settled in the international interbank market); provided, further, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as hereinafter defined). "London Business Day" means a day on which dealings in the Designated LIBOR Currency (as hereinafter defined) are transacted in the London interbank market.

     "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency (except as described in the immediately preceding paragraph with respect to ECU) or (ii) the capital city of the country to which the Designated LIBOR Currency relates (or, in the case of ECU, Luxembourg), as applicable, except, in the case of (i) or (ii) above, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan (solely in the case of the Specified Currency) and Zurich, respectively.

     Book-Entry Notes may be transferred or exchanged only through the Depositary. See "--Book-Entry Notes." Registration of transfer or exchange of Certificated Notes will be made at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the Trustee located at 61 Broadway, New York, NY 10006. No service charge will be made by the Company or the Trustee for any such registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than exchanges pursuant to the Indenture not involving any transfer).

     The defeasance and covenant defeasance provisions contained in the Indenture shall apply to the Notes.

REDEMPTION AT THE OPTION OF THE COMPANY

     Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Company prior to the Stated Maturity Date only if an Initial Redemption Date is specified in the applicable Pricing Supplement. If so specified, the Notes will be subject to redemption at the option of the Company on any date on and after the applicable Initial Redemption Date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in such Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or the minimum authorized denomination applicable thereto), at the applicable Redemption Price (as hereinafter defined), together with unpaid interest accrued thereon to the date of redemption, on written notice given to the Holders thereof not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the Indenture. "Redemption Price", with respect to a Note, means an amount equal to the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount to be redeemed. The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed. For a discussion of the redemption of Discount Notes, see "--Discount Notes."

REPAYMENT AT THE OPTION OF THE HOLDER

     The Notes will be repayable by the Company at the option of the Holders thereof prior to the Stated Maturity Date only if one or more Optional Repayment Dates are specified in the applicable Pricing Supplement. If so specified, the Notes will be subject to repayment at the option of the Holders thereof on any Optional Repayment Date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or the minimum authorized denomination applicable thereto), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date of repayment. For any Note to be repaid, such Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its office maintained for such purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the Trustee located at 61 Broadway, New York, NY 10006, not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable. For a discussion of the repayment of Discount Notes, see "--Discount Notes."

     Only the Depositary may exercise the repayment option in respect of Global Securities representing Book-Entry Notes. Accordingly, Beneficial Owners (as hereinafter defined) of Global Securities that desire to have all or any portion of the Book-Entry Notes represented by such Global Securities repaid must instruct the Participant (as hereinafter defined) through which they own their interest to direct the Depositary to exercise the repayment option on their behalf by delivering the related Global Security and duly completed election form to the Trustee as aforesaid. In order to ensure that such Global Security and election form are received by the Trustee on a particular day, the applicable Beneficial Owner must so instruct the Participant through which it owns its interest before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult the Participants through which they own their interest for the respective deadlines for such Participants. All instructions given to Participants from Beneficial Owners of Global Securities relating to the option to elect repayment shall be irrevocable. In addition, at the time such instructions are given, each such Beneficial Owner shall cause the Participant through which it owns its interest to transfer such Beneficial Owner's interest in the Global Security or Securities representing the related Book-Entry Notes, on the Depositary's records, to the Trustee. See "--Book-Entry Notes."

     If applicable, the Company will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, and any other securities laws or regulations in connection with any such repayment.

     The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held, resold or surrendered to the Trustee for cancellation.

INTEREST

  General

     Unless otherwise specified in the applicable Pricing Supplement, each interest-bearing Note will bear interest from its date of issue at the rate per annum, in the case of a Fixed Rate Note, or pursuant to the interest rate formula, in the case of a Floating Rate Note, in each case as specified in the applicable Pricing Supplement, until the principal thereof is paid or duly made available for payment. Unless otherwise specified in the applicable Pricing Supplement, interest payments in respect of Fixed Rate Notes and Floating Rate Notes will be made in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period").

     Interest on Fixed Rate Notes and Floating Rate Notes will be payable in arrears on each Interest Payment Date and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, the first payment of interest on any such Note originally issued between a Record Date (as hereinafter defined) and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the Holder on such next succeeding Record Date. Unless otherwise specified in the applicable Pricing Supplement, a "Record Date" shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

  Fixed Rate Notes

     Interest on Fixed Rate Notes will be payable on June 15 and December 15 of each year or on such other date(s) specified in the applicable Pricing Supplement (each, an "Interest Payment Date" with respect to Fixed Rate Notes) and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

     If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

  Floating Rate Notes

     Interest on Floating Rate Notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include (i) the CD Rate, (ii) the CMT Rate, (iii) the Commercial Paper Rate, (iv) the Eleventh District Cost of Funds Rate, (v) the Federal Funds Rate,
(vi) LIBOR, (vii) the Prime Rate, (viii) the Treasury Rate, or (ix) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Pricing Supplement. The applicable Pricing Supplement will specify certain terms with respect to which each Floating Rate Note is being delivered, including: whether such Floating Rate Note is a "Regular Floating Rate Note," a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note," the Fixed Rate Commencement Date, if applicable, Fixed Interest Rate, if applicable, Interest Rate Basis or Bases, Initial Interest Rate, if any, Initial Interest Reset Date, Interest Reset Dates, Interest Payment Dates, Index Maturity, Maximum Interest Rate and/or Minimum Interest Rate, if any, and Spread and/or Spread Multiplier, if any, as such terms are defined below. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the applicable Pricing Supplement will also specify the Designated LIBOR Currency and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively, as such terms are defined below.

     The interest rate borne by the Floating Rate Notes will be determined as follows:

          (i) Unless such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note", or as having an Addendum attached or having "Other/Additional Provisions" apply, in each case relating to a different interest rate formula, such Floating Rate Note will be designated as a "Regular Floating Rate Note" and, except as described below or in the applicable Pricing Supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Regular Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

          (ii) If such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note," then, except as described below or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

          (iii) If such Floating Rate Note is designated as an "Inverse Floating Rate Note," then, except as described below or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; provided, however, that, unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon will not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

     The "Spread" is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related Interest Rate Basis or Bases applicable to such Floating Rate Note by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate on such Floating Rate Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

     Unless otherwise specified in the applicable Pricing Supplement, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable Pricing Supplement, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

     The applicable Pricing Supplement will specify whether the rate of interest on the related Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes which reset: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below); (iii) monthly, the third Wednesday of each month (with the exception of monthly reset Floating Rate Notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month);
(iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and (vi) annually, the third Wednesday of the month specified in the applicable Pricing Supplement; provided however, that, with respect to Floating Rate/Fixed Rate Notes, the rate of interest thereon will not reset after the applicable Fixed Rate Commencement Date. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.

     The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be the rate determined by the Calculation Agent (as hereinafter defined) as of the applicable Interest Determination Date and calculated on or prior to the Calculation Date (as hereinafter defined), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be calculated on such Interest Determination Date. The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as hereinafter defined); and the "Interest Determination Date" with respect to LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Designated LIBOR Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. With respect to the Treasury Rate, the "Interest Determination Date" will be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as hereinafter defined) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" will be such preceding Friday; provided, further, that if the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day. The "Interest Determination Date" pertaining to a Floating Rate Note the interest rate of which is determined by reference to two or more Interest Rate Bases will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date for such Floating Rate Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

     Notwithstanding the foregoing, a Floating Rate Note may also have either or both of the following: (i) a Maximum Interest Rate, or ceiling, that may accrue during any Interest Period and (ii) a Minimum Interest Rate, or floor, that may accrue during any Interest Period. In addition to any Maximum Interest Rate that may apply to any Floating Rate Note, the interest rate on Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

     Except as provided below or in the applicable Pricing Supplement, interest will be payable, in the case of Floating Rate Notes which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement (each, an "Interest Payment Date" with respect to Floating Rate Notes) and, in each case, on the Maturity Date. If any Interest Payment Date other than the Maturity Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

     All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation on Floating Rate Notes will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

     With respect to each Floating Rate Note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified in the applicable Pricing Supplement applied.

     Unless otherwise specified in the applicable Pricing Supplement, the Trustee will be the "Calculation Agent." Upon request of the Holder of any Floating Rate Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

     Unless otherwise specified in the applicable Pricing Supplement, the Calculation Agent shall determine each Interest Rate Basis in accordance with the following provisions.

     CD RATE. Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money center banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

     CMT RATE. Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the applicable Pricing Supplement, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a "Reference Dealer") selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

     "Designated CMT Telerate Page" means the display on the Dow Jones Markets Limited (or any successor service) on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519) or, if no such page is specified in the applicable Pricing Supplement, page 7052.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated or, if no such maturity is specified in the applicable Pricing Supplement, 2 years.

     COMMERCIAL PAPER RATE. Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as hereinafter defined) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the caption "Commercial Paper-Nonfinancial." In the event that such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be the Money Market Yield of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for a non-financial entity whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

     "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                                  D x 360     X  100

                                ---------------
                       Money Market Yield = 360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M' refers to the actual number of days in the applicable Interest Reset Period.

     ELEVENTH DISTRICT COST OF FUNDS RATE. Unless otherwise specified in the applicable Pricing Supplement, "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

     FEDERAL FUNDS RATE. Unless otherwise specified in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

     LIBOR. Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means the rate determined in accordance with the following provisions:

          (i) With respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Designated LIBOR Currency having the Index Maturity specified in such Pricing Supplement, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified in such Pricing Supplement, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks (which may include affiliates of the Agents) in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the Agents) in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

     "Designated LIBOR Currency" means the currency or composite currency specified in the applicable Pricing Supplement as to which LIBOR shall be calculated or, if no such currency or composite currency is specified in the applicable Pricing Supplement, United States dollars.

     "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in such Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the display on the Dow Jones Markets Limited (or any successor service) on the page specified in such Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

     PRIME RATE. Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies (which may include affiliates of the Agents) to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

     "Reuters Screen USPRIME1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or such other page as may replace the USPRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

     TREASURY RATE. Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified in the applicable Pricing Supplement are not reported as provided by 3:00 P.M., New York City time, on the related Calculation Date, or if no such Auction is held, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

OTHER/ADDITIONAL PROVISIONS; ADDENDUM

     Any provisions with respect to the Notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates, the Stated Maturity Date, any redemption or repayment provisions or any other term relating thereto, may be modified and/or supplemented as specified under "Other/Additional Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof and described in the applicable Pricing Supplement.

DISCOUNT NOTES

     The Company may from time to time offer Notes ("Discount Notes") that have an Issue Price (as specified in the applicable Pricing Supplement) that is less than 100% of the principal amount thereof (i.e. par) by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date. Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a Discount Note and par is referred to herein as the "Discount." In the event of redemption, repayment or acceleration of maturity of a Discount Note, the amount payable to the Holder of such Discount Note will be equal to the sum of (i) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such Discount Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest accrued thereon to the date of such redemption, repayment or acceleration of maturity, as the case may be.

     Unless otherwise specified in the applicable Pricing Supplement, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a Discount Note, such Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as hereinafter defined), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such Discount Note and an assumption that the maturity of such Discount Note will not be accelerated. If the period from the date of issue to the initial Interest Payment Date for a Discount Note (the "Initial Period") is shorter than the compounding period for such Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), certain Discount Notes may not be treated as having original issue discount within the meaning of the Code, and Notes other than Discount Notes may be treated as issued with original issue discount for federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

INDEXED NOTES

     The Company may from time to time offer Notes ("Indexed Notes") with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies (including a composite currency such as the ECU) relative to an indexed currency or to other items, in each case as specified in the applicable Pricing Supplement. In certain cases, Holders of Indexed Notes may receive a principal payment on the Maturity Date that is greater than or less than the principal amount of such Indexed Notes depending upon the relative value on the Maturity Date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest, if any, payable in respect of Indexed Notes, certain historical information with respect to the specified indexed item and any material tax considerations associated with an investment in Indexed Notes will be specified in the applicable Pricing Supplement. See also "Risk Factors."

AMORTIZING NOTES

     The Company may from time to time offer Notes ("Amortizing Notes") with the amount of principal thereof and interest thereon payable in installments over the term of such Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement, including a table setting forth repayment information for such Amortizing Notes.

BOOK-ENTRY NOTES

     The Company has established a depositary arrangement with The Depository Trust Company with respect to the Book-Entry Notes, the terms of which are summarized below. Any additional or differing terms of the depositary arrangement with respect to the Book-Entry Notes will be described in the applicable Pricing Supplement.

     Upon issuance, all Book-Entry Notes of like tenor and terms up to $200,000,000 aggregate principal amount will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. No Global Security may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

     So long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be the sole Holder of the Book-Entry Notes represented thereby for all purposes under the Indenture. Except as otherwise provided below, the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes will not be entitled to receive physical delivery of Certificated Notes and will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing Book-Entry Notes shall be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary and, if such Beneficial Owner is not a Participant, on the procedures of the Participant through which such Beneficial Owner owns its interest in order to exercise any rights of a Holder under such Global Security or the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a Global Security representing Book-Entry Notes.

     Unless otherwise specified in the applicable Pricing Supplement, each Global Security representing Book-Entry Notes will be exchangeable for Certificated Notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or the Company becomes aware that the Depositary has ceased to be a clearing agency registered under the Exchange Act and, in any such case, the Company shall not have appointed a successor to the Depositary within 60 calendar days thereafter, (ii) the Company, in its sole discretion, determines that the Global Securities shall be exchangeable for Certificated Notes or (iii) an Event of Default shall have occurred and be continuing with respect to the Notes under the Indenture. Upon any such exchange, the Certificated Notes shall be registered in the names of the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes, which names shall be provided by the Depositary's relevant Participants (as identified by the Depositary) to the Trustee.

     The following is based on information furnished by the Depositary:

     The Depositary will act as securities depository for the Book-Entry Notes. The Book-Entry Notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depositary's partnership nominee). One fully registered Global Security will be issued for each issue of Book-Entry Notes, each in the aggregate principal amount of such issue, and will be deposited with the Depositary. If, however, the aggregate principal amount of any issue exceeds $200,000,000, one Global Security will be issued with respect to each

$200,000,000 of principal amount and an additional Global Security will be issued with respect to any remaining principal amount of such issue.

     The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the Depositary ("Direct Participants") include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Securities and Exchange Commission.

     Purchases of Book-Entry Notes under the Depositary's system must be made by or through Direct Participants, which will receive a credit for such Book-Entry Notes on the Depositary's records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a Global Security ("Beneficial Owner") is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Security representing Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Security representing Book-Entry Notes will not receive Certificated Notes representing their ownership interests therein, except in the event that use of the book-entry system for such Book-Entry Notes is discontinued.

     To facilitate subsequent transfers, all Global Securities representing Book-Entry Notes which are deposited with, or on behalf of, the Depositary are registered in the name of the Depositary's nominee, Cede & Co. The deposit of Global Securities with, or on behalf of, the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Global Securities representing the Book-Entry Notes; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither the Depositary nor Cede & Co. will consent or vote with respect to the Global Securities representing the Book-Entry Notes. Under its usual procedures, the Depositary mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

     Principal, premium, if any, and/or interest, if any, payments on the Global Securities representing the Book-Entry Notes will be made in immediately available funds to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of the Depositary, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the Depositary is the responsibility of the Company and the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

     If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes of like tenor and terms are being redeemed, the Depositary's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

     A Beneficial Owner shall give notice of any option to elect to have its Book-Entry Notes repaid by the Company, through its Participant, to the Trustee, and shall effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Global Security or Securities representing such Book-Entry Notes, on the Depositary's records, to the Trustee. The requirement for physical delivery of Book-Entry Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Security or Securities representing such Book-Entry Notes are transferred by Direct Participants on the Depositary's records.

     The Depositary may discontinue providing its services as securities depository with respect to the Book-Entry Notes at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Certificated Notes are required to be printed and delivered.

     The Company may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, Certificated Notes will be printed and delivered.

     The information in this section concerning the Depositary and the Depositary's system has been obtained from sources that the Company believes to be reliable, but neither the Company nor any Agent takes any responsibility for the accuracy thereof.

             SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

GENERAL

     Unless otherwise specified in the applicable Pricing Supplement, Foreign Currency Notes will not be sold in, or to residents of, the country issuing the applicable currency. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents and, with respect to Foreign Currency Notes, is by necessity incomplete. The Company and the Agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, Foreign Currency Notes. Such persons should consult their own financial and legal advisors with regard to such matters. See "Risk Factors -- Exchange Rates and Exchange Controls."

PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST, IF ANY

     Unless otherwise specified in the applicable Pricing Supplement, the Company is obligated to make payments of principal of, and premium, if any, and interest, if any, on, a Foreign Currency Note in the Specified Currency. Any such amounts payable by the Company in the Specified Currency will be converted by the exchange rate agent named in the applicable Pricing Supplement (the "Exchange Rate Agent") into United States dollars for payment to Holders unless otherwise specified in the applicable Pricing Supplement or the Holder of such Foreign Currency Note elects, in the manner hereinafter described, to receive such amounts in the Specified Currency.

     Any United States dollar amount to be received by a Holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Foreign Currency Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holders of such Foreign Currency Notes by deductions from such payments. If three such bid quotations are not available, payments will be made in the Specified Currency.

     Holders of Foreign Currency Notes may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in the Specified Currency by submitting a written request for such payment to the Trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. Holders of Foreign Currency Notes may elect to receive all or a specified portion of all future payments in the Specified Currency and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Holders of Foreign Currency Notes to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

     Unless otherwise specified in the applicable Pricing Supplement, if the Specified Currency is other than United States dollars, a Beneficial Owner of the related Global Security or Securities which elects to receive payments of principal, premium, if any, and/or interest, if any, in the Specified Currency must notify the Participant through which it owns its interest on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be, of such Beneficial Owner's election. Such Participant must notify the Depositary of such election on or prior to the third Business Day after such Record Date or at least twelve calendar days prior to the Maturity Date, as the case may be, and the Depositary will notify the Trustee of such election on or prior to the fifth Business Day after such Record Date or at least ten calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the Participant from the Beneficial Owner and forwarded by the Participant to the Depositary, and by the Depositary to the Trustee, on or prior to such dates, then such Beneficial Owner will receive payments in the Specified Currency.

     Payments of the principal of, and premium, if any, and/or interest, if any, on, Foreign Currency Notes which are to be made in United States dollars will be made in the manner specified herein with respect to Notes denominated in United States dollars. See "Description of Notes--General." Payments of interest, if any, on Foreign Currency Notes which are to be made in the Specified Currency on an Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the Holders of such Foreign Currency Notes as they appear in the Security Register, subject to the right to receive such interest payments by wire transfer of immediately available funds under the circumstances described under "Description of Notes--General." Payments of principal of, and premium, if any, and/or interest, if any, on, Foreign Currency Notes which are to be made in the Specified Currency on the Maturity Date will be made by wire transfer of immediately available funds to an account with a bank designated at least fifteen calendar days prior to the Maturity Date by each Holder thereof, provided that such bank has appropriate facilities therefor and that the applicable Foreign Currency Note is presented and surrendered at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the Trustee located at 61 Broadway, New York, NY 10006, in time for the Trustee to make such payments in such funds in accordance with its normal procedures.

AVAILABILITY OF SPECIFIED CURRENCY

     Except as set forth below, if the Specified Currency for a Foreign Currency
Note is not available for the required payment of principal, premium, if any, and/or interest, if any, in respect thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of such Foreign Currency Note by making such payment in United States dollars on the basis of the Market Exchange Rate, computed by the Exchange Rate Agent, on the second Business Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate, or as otherwise specified in the applicable Pricing Supplement.

     If the Specified Currency for a Foreign Currency Note is a composite currency that is not available for the required payment of principal, premium, if any, and/or interest, if any, in respect thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of such Foreign Currency Note by making such payment in United States dollars on the basis of the equivalent of the composite currency in United States dollars. The component currencies of the composite currency for this purpose (the "Component Currencies") shall be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the Market Exchange Rate on the second Business Day prior to the required payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified in the applicable Pricing Supplement.

     If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

     The "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for such Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment made in United States dollars under such circumstances where the required payment is in a Specified Currency other than United States dollars will not constitute an Event of Default under the Indenture with respect to the Notes.

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holders of the Foreign Currency Notes.

JUDGMENTS

     Under current New York law, a state court in the State of New York rendering a judgment in respect of a Foreign Currency Note would be required to render such judgment in the Specified Currency, and such foreign currency judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of such judgment. Accordingly, the Holder of such Foreign Currency Note would be subject to exchange rate fluctuations between the date of entry of such foreign currency judgment and the time the amount of such foreign currency judgment is paid to such Holder in United States dollars and converted by such Holder into the Specified Currency. It is not certain, however, whether a non-New York state court would follow the same rules and procedures with respect to conversions of foreign currency judgments.

     The Company will indemnify the Holder of any Note against any loss incurred by such Holder as a result of any judgment or order being given or made for any amount due under such Note and such judgment or order requiring payment in a currency or composite currency (the "Judgment Currency") other than the Specified Currency, and as a result of any variation between (i) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Holder of such Note, on the date of payment of such judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received by such Holder, as the case may be.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

     As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for United States Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate whose income is subject to United States federal income tax regardless of its source,
(iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or
(v) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business. Notwithstanding the preceding clause (iv), to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Holders. As used herein, the term "non-U.S. Holder" means a beneficial owner of a Note that is not a U.S. Holder.

U.S. HOLDERS

     PAYMENTS OF INTEREST. Payments of interest on a Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

     ORIGINAL ISSUE DISCOUNT. The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of Notes issued with original issue discount ("Original Issue Discount Notes"). The following summary is based upon final Treasury regulations (the "OID Regulations") released by the Internal Revenue Service ("IRS") on January 27, 1994, as amended on June 11, 1996, under the original issue discount provisions of the Code.

     For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a Note providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of such Note). The issue price of each Note in an issue of Notes equals the first price at which a substantial amount of such Notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, under the OID Regulations, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Note (e.g., Notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such Note or any "true" discount on such Note (i.e., the excess of the Note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the Note would be treated as original issue discount rather than qualified stated interest.

     Payments of qualified stated interest on a Note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of an Original Issue Discount Note must include original issue discount in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of an Original Issue Discount Note is the sum of the daily portions of original issue discount with respect to such Original Issue Discount Note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Original Issue Discount Note. The "daily portion" of original issue discount on any Original Issue Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Original Issue Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the Original Issue Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of an Original Issue Discount Note at the beginning of any accrual period is the sum of the issue price of the Original Issue Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Original Issue Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

     A U.S. Holder who purchases an Original Issue Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Original Issue Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Original Issue Discount Note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Original Issue Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Original Issue Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

     Under the OID Regulations, Floating Rate Notes and Indexed Notes ("Variable Notes") are subject to special rules whereby a Variable Note will qualify as a "variable rate debt instrument" if (a) its issue price does not exceed the total noncontingent principal payments due under the Variable Note by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the Note. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer' stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

     If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations and if the interest on such Note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Variable Note is issued at a "true" discount (i.e., at a price below the Note's stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a Variable Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

     In general, any other Variable Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Variable Note. The OID Regulations generally require that such a Variable Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Note as of the Variable Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the Variable Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the Variable Note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

     If a Variable Note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Note would be treated as a contingent payment debt obligation. U.S. Holders should be aware that on June 11, 1996, the Treasury Department issued final regulations (the "CPDI Regulations") concerning the proper United States Federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current United States Federal income tax law. Specifically, the CPDI Regulations generally require a U.S. Holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The CPDI Regulations apply to debt instruments issued on or after August 13, 1996. The proper United States Federal income tax treatment of Variable Notes that are treated as contingent payment debt obligations will be more fully described in the applicable Pricing Supplement. Furthermore, any other special United States Federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of Notes will be discussed in the applicable Pricing Supplement.

     Certain of the Notes (i) may be redeemable at the option of the Company prior to their stated maturity (a "call option") and/or (ii) may be repayable at the option of the holder prior to their stated maturity (a "put option"). Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased Notes.

     U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

     SHORT-TERM NOTES. Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

     MARKET DISCOUNT. If a U.S. Holder purchases a Note, other than an Original Issue Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of an Original Issue Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased such Note at a "market discount," unless such market discount is less than a specified de minimis amount.

     Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of an Original Issue Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount under a constant yield method.

     A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

     PREMIUM. If a U.S. Holder purchases a Note for an amount that is greater than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note. Any election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

     DISPOSITION OF A NOTE. Except as discussed above, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal such U.S. Holder's initial investment in the Note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Note. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year.

     FOREIGN CURRENCY NOTES. The proper United States Federal income tax treatment of Foreign Currency notes will be described in the applicable Pricing Supplement.

NON-U.S. HOLDERS

     A non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a Note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of the Company, a controlled foreign corporation related to the Company or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

     Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective Non-U.S. Holders are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

     Generally, a non-U.S. Holder will not be subject to Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

     The Notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of the Company or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING

     Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

     In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     The Notes are being offered on a continuing basis for sale by the Company to or through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities Inc. (the "Agents"). The Agents, individually or in a syndicate, may purchase Notes, as principal, from the Company from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent or, if so specified in the applicable Pricing Supplement, for resale at a fixed offering price. If agreed to by the Company and an Agent, such Agent may also utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable Pricing Supplement. The Company will pay a commission to an Agent, ranging from
 .125% to .750% of the principal amount of each Note, depending upon its stated maturity, sold through such Agent as an agent of the Company. Commissions with respect to Notes with stated maturities in excess of 30 years that are sold through an Agent as an agent of the Company will be negotiated between the Company and such Agent at the time of such sale.

     Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a Note of identical maturity. An Agent may sell Notes it has purchased from the Company as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with such purchase. Such Agent may allow, and such dealers may reallow, a discount to certain other dealers. After the initial offering of Notes, the offering price (in the case of Notes to be resold on a fixed offering price basis), the concession and the reallowance may be changed.

     The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly with the Company or through an Agent). Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by it on an agency basis.

     Unless otherwise specified in the applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in the Specified Currency in The City of New York on the date of settlement. See "Description of Notes--General."

     Upon issuance, the Notes will not have an established trading market. The Notes will not be listed on any securities exchange. The Agents may from time to time purchase and sell Notes in the secondary market, but the Agents are not obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or that there will be liquidity in the secondary market if one develops. From time to time, the Agents may make a market in the Notes, but the Agents are not obligated to do so and may discontinue any market-making activity at any time.

     In connection with an offering of Notes purchased by one or more Agents as principal on a fixed offering price basis, such Agent(s) will be permitted to engage in certain transactions that stabilize the price of Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of Notes. If the Agent creates or the Agents create, as the case may be, a short position in Notes, i.e., if it sells or they sell Notes in an aggregate principal amount exceeding that set forth in the applicable Pricing Supplement, such Agent(s) may reduce that short position by purchasing Notes in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of such purchases.

     Neither the Company nor any of the Agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of Notes. In addition, neither the Company nor any of the Agents makes any representation that the Agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Agents may be required to make in respect thereof. The Company has agreed to reimburse the Agents for certain other expenses.

     In the ordinary course of its business, the Agents and their affiliates have engaged and may in the future engage in investment and commercial banking transactions with the Company and certain of its affiliates.

     From time to time, the Company may issue and sell other Debt Securities described in the accompanying Prospectus, and the amount of Notes offered hereby is subject to reduction as a result of such sales.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the registration statement becomes effective. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS
                Subject to Completion, Dated September 29, 1998

                                  $500,000,000
                               CABOT CORPORATION

                                DEBT SECURITIES

                            ------------------------

     Cabot Corporation ("Cabot" and, together with its consolidated subsidiaries, the "Company") may offer from time to time in one or more series unsecured debt securities ("Debt Securities ") with an aggregate public offering price of up to $500,000,000, in amounts, at prices and on other terms to be determined at the time of offering. The Debt Securities may be offered in separate series in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement").

     The specific terms of the Debt Securities for which this Prospectus is being delivered (the "Offered Securities") will be set forth in the applicable Prospectus Supplement and will include, where applicable, the specific title, aggregate principal amount, ranking, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of Cabot or repayment at the option of the holder, terms for sinking fund payments, covenants and any initial public offering price.

     The applicable Prospectus Supplement will also contain information, where appropriate, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Debt Securities covered by such Prospectus Supplement.

     The Debt Securities may be offered directly, through agents designated from time to time by Cabot or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement. See "Plan of Distribution." Except as otherwise permitted by law, no Debt Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such Debt Securities.

                            ------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                The date of this Prospectus is October   , 1998

                             AVAILABLE INFORMATION

     Cabot is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such materials can be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, the Common Stock is listed on the New York Stock Exchange (the "NYSE"), the Boston Stock Exchange and the Pacific Exchange. Such materials can be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005, the Boston Stock Exchange, One Boston Place, Boston, Massachusetts 02108, or the Pacific Exchange, 301 Pine Street, San Francisco, California 94104.

     Cabot files information electronically with the Commission, and the Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission. The address of the Commission's Web Site is (http://www.sec.gov).

     Cabot has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including exhibits thereto, may be inspected and copied at the locations described above. Statements contained in this Prospectus as to the contents of any document referred to are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by Cabot with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:
(i) Cabot's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 (File No. 1-5667) and (ii) Cabot's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1998, March 31, 1998 and December 31, 1997.

     All documents filed by Cabot pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of all Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in an applicable Prospectus Supplement) or in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus or any Prospectus Supplement, except as so modified or superseded.

     ANY PERSON RECEIVING A COPY OF THIS PROSPECTUS MAY OBTAIN, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, EXCEPT FOR THE EXHIBITS TO SUCH DOCUMENTS. WRITTEN REQUESTS SHOULD BE MAILED TO SARAH W. SAUNDERS, SECRETARY, CABOT CORPORATION, 75 STATE STREET, BOSTON, MASSACHUSETTS 02109. TELEPHONE REQUESTS MAY BE DIRECTED TO MS. SAUNDERS AT (617) 345-0100.

                           FORWARD LOOKING STATEMENTS

     This Prospectus, including any related Prospectus Supplement and the documents incorporated herein and therein by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. The words "believe," "expect," "anticipate," "intend," "estimate," "assume" and other similar expressions which are predictions of or indicate future events and trends and which do not relate solely to historical matters identify forward-looking statements. In addition, information relating to periods after the date of this Prospectus or the related Prospectus Supplement are forward-looking statements. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are in some cases beyond the control of the Company and may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

     Factors that might cause such a difference include, but are not limited to, the following: market supply and demand conditions, fluctuations in currency exchange rates, cost of raw materials, demand for customers" products and competitors' reactions to market conditions. Timely commercialization of products under development by the Company may be disrupted or delayed by technical difficulties, market acceptance, competitors' new products, as well as difficulties in moving from the experimental stage to the production stage.

                                  THE COMPANY

     Cabot Corporation, a Delaware corporation, has its principal executive offices at 75 State Street, Boston, Massachusetts 02109-1806 (telephone: (617) 345-0100). Unless the context requires otherwise, the term "Company" means Cabot Corporation and its consolidated subsidiaries, and the term "Cabot" means Cabot Corporation.

     Cabot's business was founded in 1882 and incorporated in the State of Delaware in 1960. The Company is a corporation with businesses in specialty chemicals and materials and in liquefied natural gas ("LNG"). The Company has facilities in the United States and more than 20 other countries. The Company's specialty chemicals and materials businesses manufacture or produce carbon black, fumed silica, high purity polishing compounds, thermoplastic concentrates and specialty compounds, certain elements and their alloys for the electronic materials and refractory metals industries, colorant products for use in inkjet printing applications, and cesium formate drilling fluids. Carbon black is a fine powder used as a reinforcing agent in tires and industrial rubber products such as extruded profiles, hoses and molded goods. Non-rubber grades of carbon black, known as special blacks, are used to provide pigmentation, conductivity and ultraviolet protection and for other purposes in many speciality applications such as inks, plastics, cables and coatings. Fumed silica is an ultra-fine, high-purity silica used as a reinforcing, thickening, thixotropic, suspending or anti-caking agent in a wide variety of products for the automotive, construction and consumer products industries, including adhesives, cosmetics, inks, silicon rubber, coatings and pharmaceuticals. High-purity polishing compounds, made from fumed metal oxides and a variety of chemistries, are used in the manufacture of integrated circuit chips and other electronic devices by the semiconductor industry. The Company produces black and white thermoplastics concentrates and specialty compounds for sale to plastic resin producers and the plastics processing industry. Major applications for these materials include pipe and tubing, packaging and agricultural film, automotive components, cable sheathing and special packaging for use in the electronics industry. The Company also produces tantalum in various forms including powder and wire for electronic capacitors. The Company produces tantalum and niobium and their alloys in wrought form for non-electronic applications such as chemical process equipment and the production of superalloys, and for various other industrial and aerospace applications. The Company manufactures colorant products for use in inkjet printing applications and which are targeted to various printing markets, including home and office printers, wideformat printers, and commercial and industrial printing applications. The Company's pigment-based colorants, designed to replace traditional pigment dispersions and dyes, deliver enhanced color, stability, durability, ink formulation flexibility and high print quality. The Company is developing cesium brine to be marketed as a drilling and completion fluid for use in high temperature and high pressure drilling of oil and gas wells. This brine has a high density but, because it has no solid additives, it has a low viscosity permitting it to flow readily; it is resistant to high temperatures and yet it is biodegradable. After restructuring the Company's safety products and specialty composites business in July 1995, the Company maintains an approximately 42.5% ownership interest in Aearo Corporation, and has the right to designate two nominees for election as directors. Aearo Corporation manufactures and sells personal safety products, as well as energy absorbing, vibration damping and impact absorbing products for industrial noise control and environmental enhancement.

     The Company, through its wholly owned subsidiary, Cabot LNG Corporation, purchases LNG from foreign suppliers, and stores and resells it in both vapor and liquid form in the northeast United States through a terminal facility in Everett, Massachusetts.

                                USE OF PROCEEDS

     Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes, which may include the repayment of outstanding debt. Pending such uses, the proceeds may be invested temporarily in short-term securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The Company's ratio of earnings to fixed charges for the nine months ended June 30, 1998 was 5.0x, and for the years ended September 30, 1997, 1996, 1995, 1994 and 1993 was 3.6x, 7.3x, 7.5x, 3.6x and 2.5x, respectively.

     For purposes of computing this ratio, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income (loss) before income taxes and extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, and the amortization of debt discounts and issue costs, whether expensed or capitalized.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be issued under an Indenture, dated as of December 1, 1987, as amended and supplemented by a First Supplemental Indenture dated as of June 17, 1992 and a Second Supplemental Indenture dated as of January 31, 1997 (collectively and as amended or supplemented from time to time, the "Indenture"). State Street Bank and Trust Company is the current trustee under the Indenture (the "Trustee"). The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following summary of certain provisions of the Debt Securities and the Indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the Debt Securities and the Indenture. A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

GENERAL

     Reference is made to the Prospectus Supplement for the terms of the Offered
Securities: (1) the aggregate principal amount of the Offered Securities; (2) the percentage of their principal amount at which the Offered Securities will be issued, if issued at a discount from their principal amount; (3) the date on which the Offered Securities will mature; (4) the rate or rates (which may be fixed or variable) per annum at which the Offered Securities will bear interest, if any, or the method by which such interest rates will be determined; (5) the times at which such interest, if any, will be payable; (6) the date, if any, after which the Offered Securities may be redeemed at the option of Cabot or the Holder (as defined in the Indenture) and the redemption price; (7) the terms of any redemption, whether mandatory or optional; (8) the denominations in which the Offered Securities are authorized to be issued; (9) if other than U.S. dollars, the currency

(including composite currencies) in which payment of principal of (and premium if any) and interest (if any) on such Offered Securities shall be payable; and
(10) any other terms of the Offered Securities not inconsistent with the provisions of the Indenture.

     Except as otherwise provided in the Prospectus Supplement, the Offered Securities will be issued in fully registered form only, in denominations set forth in the Prospectus Supplement, and may be transferred or exchanged upon payment of a fee, if applicable, to cover any tax or other governmental charge in connection therewith (Section 2.06 of the Indenture). Except as otherwise provided in the Prospectus Supplement principal, premium (if any) and interest (if any) will be payable, and the Offered Securities may be exchanged or transferred, at the principal office of the Trustee in Boston, Massachusetts, or at a paying agency maintained by Cabot, except that, at Cabot's option, interest may be paid by its check mailed to the registered Holders of the Offered Securities (Sections 2.03 and 4.02 of the Indenture).

     The Indenture provides that, in addition to any Debt Securities offered hereby, additional debt securities may be issued thereunder, without limitation as to the aggregate principal amount. The Indenture does not limit the incurrence by the Company of other unsecured debt and unsubordinated debt and does not limit the incurrence of secured debt by subsidiaries of Cabot which are not Restricted Subsidiaries (as defined below). As of the date of this Prospectus, Cabot has issued debt securities outstanding under the Indenture in the aggregate principal amount of $245,000,000 of various Series A Medium-Term Notes due from the year 2002 to the year 2027 with a weighted average interest rate of 7.5%. The Debt Securities will be unsecured obligations of Cabot and will rank equally with other unsecured and unsubordinated debt of Cabot (if any).

     The Debt Securities are unsecured obligations exclusively of Cabot. Cabot's source of payment of the Debt Securities are revenues from operations conducted directly by it and advances and dividends from its subsidiaries. Because a material amount of Cabot's consolidated assets and revenues are accounted for by its subsidiaries, Cabot's cash flow and consequent ability to service its debt (including the Debt Securities) are dependent upon the earnings of such subsidiaries and other companies in which Cabot has investments and the distribution of those earnings to Cabot. To the extent Cabot must rely on earnings of its subsidiaries and other companies in which it has an investment to pay amounts owed on the Debt Securities, the Debt Securities will be effectively subordinated to all liabilities, including trade payables, of Cabot's subsidiaries and such other companies, except to the extent that claims of Cabot itself as a creditor of such companies may be recognized.

PERMANENT GLOBAL SECURITIES

     If any Debt Securities of a series are issuable in permanent global form, the Prospectus Supplement relating thereto will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global Debt Security may exchange such interests for Debt Securities of such series and like tenor of any authorized form and denomination. A person having a beneficial interest in a permanent global Debt Security will, except with respect to payment of premium (if any) and interest (if any) on such permanent global Debt Security, be treated as a holder of such principal amount of outstanding Debt Securities represented by such permanent global Debt Security as shall be specified in a written statement of the Holder of such permanent global Debt Security. Principal of and premium (if any) and interest (if any) on a permanent global Debt Security will be payable in the manner described in the Prospectus Supplement relating thereto.

CERTAIN DEFINED TERMS

     The following terms are defined in more detail in Section 4.01 of the
Indenture:

     "Consolidated Net Tangible Assets" means total assets of Cabot and its Restricted Subsidiaries less (1) total current liabilities (excluding long-term debt due within 12 months), (2) certain intangibles and (3) equity in and net advances to subsidiaries that are not Restricted Subsidiaries.

     "Debt" means any debt for money borrowed and any guarantees of such debt but excludes non-recourse debt for money borrowed incurred (1) to develop or exploit oil, gas, or other mineral property and (2) to develop electrical generating facilities.

     "Exempted Debt" means the total of the following incurred after December 1, 1987: (1) the outstanding principal amount of Debt of Cabot and its Restricted Subsidiaries secured by any Lien other than a Lien permitted under clauses (1) through (9) below under the subcaption "Limitations on Liens," and (2) the aggregate present value of rent due under leases of Cabot and its Restricted Subsidiaries for the remaining term of such leases, other than rent arising from a permitted Sale-Leaseback Transaction described in clauses (1) through (4) below under the subcaption "Limitation on Sale and Leaseback."

     "Lien" means any mortgage, pledge, security interest, or lien.

     "Principal Property" means (1) real property, plants or buildings owned or leased by Cabot or a Restricted Subsidiary located in the United States with a gross book value, excluding depreciation, in excess of 2% of Consolidated Net Tangible Assets, (2) majority working interests in oil and gas properties located in the United States owned by Cabot or a Restricted Subsidiary which are classified by Cabot or such Restricted Subsidiary as capable of producing commercial quantities from existing production, gathering and transporting facilities and (3) any other property designated as such.

     "Restricted Property" means Principal Property and Debt or stock of a Restricted Subsidiary.

     "Restricted Subsidiary" means a subsidiary the assets of which are primarily located in, or the business of which is primarily carried on in, the United States (except Cabot's subsidiaries engaged in the liquefied natural gas business), that is not engaged in certain businesses of finance, real estate or insurance, and any subsidiary that may be designated in the future as a Restricted Subsidiary by Cabot's Board of Directors.

     "Sale-Leaseback Transaction" means an arrangement pursuant to which Cabot or a Restricted Subsidiary transfers Principal Property to a third person and leases it back from such person.

CERTAIN COVENANTS

     Unless otherwise provided in the Prospectus Supplement, the following covenants of Cabot described under this caption are applicable to Debt Securities of all series issued under the Indenture. The covenants in the Indenture apply to Cabot and its Restricted Subsidiaries. Less than a majority of Cabot's consolidated assets are accounted for by Cabot and its Restricted Subsidiaries.

     Limitation on Liens. Cabot may not, and may not permit any Restricted Subsidiary to, incur a Lien on Restricted Property to secure a Debt without making effective provision to secure the Debt Securities equally and ratably with such Debt unless: (1) the Lien is on such Property at the time the corporation becomes a Restricted Subsidiary; (2) the Lien is on such Property at the time Cabot or a Restricted Subsidiary acquires or leases such Property; (3) the Lien secures Debt incurred to finance all or some of the purchase price or cost of construction or improvement of property of Cabot or a Restricted Subsidiary (including substantially unimproved real property of Cabot or a Restricted Subsidiary); (4) the Lien secures a Debt of a Restricted Subsidiary owing to Cabot or another wholly owned Restricted Subsidiary; (5) the Lien is on property of a corporation at the time the corporation merges into or consolidates with Cabot or a Restricted Subsidiary; (6) the Lien is on property of a person at the time the person transfers or leases all or substantially all of its assets to Cabot or a Restricted Subsidiary; (7) the Lien is in favor of a government or governmental entity and secures (i) payment pursuant to a contract or statute, or (ii) Debt incurred to finance all or some of the purchase price or cost of construction of the property subject to the Lien; (8) the Lien extends, renews, refunds or replaces in whole or in part a Lien referred to in clauses (1) through (7) above; or (9) the Lien is on oil, gas or other mineral property or on products or by-products produced or extracted from that property to secure non-recourse Debt or is on any electrical generating facility to secure non-recourse debt. Notwithstanding the above provisions, Cabot or any Restricted Subsidiary may, without equally and ratably securing the Debt Securities, grant a Lien securing Debt which would otherwise be prohibited by the limitations described above if, at the time of granting such Lien and after giving effect to any Debt secured by such Lien, Exempted Debt does not exceed 10% of Consolidated Net Tangible Assets (Section 4.03 of the Indenture).

     Limitation on Sale and Leaseback. Cabot may not and may not permit any Restricted Subsidiary to, enter into a Sale-Leaseback Transaction unless: (1) the lease has a term including renewal rights of three years or less; (2) the lease is between Cabot and a Restricted Subsidiary or between Restricted Subsidiaries;

(3) Cabot or the Restricted Subsidiary, pursuant to clause (3) or (7) contained under the subcaption "Limitation on Liens" above, could create a Lien on the Property to secure Debt; or (4) Cabot or a Restricted Subsidiary receiving the proceeds from such Sale-Leaseback Transaction, within 180 days after it is consummated, applies, or commits to apply, the proceeds or, if greater, the fair market value of the property as determined by Cabot's Board of Directors, to (a) the acquisition of Restricted Property, including the acquisition, construction, development or improvement of Principal Property, or (b) if permitted by the terms thereof, the redemption of securities of any series under the redemption provisions of the Indenture and such securities or the retirement or redemption of other Long-Term Debt of Cabot or a Restricted Subsidiary. However, no credit may be received for (i) the retirement of other Long-Term Debt at maturity or the redemption of securities or other Long-Term Debt pursuant to any mandatory redemption provision, or (ii) the retirement or redemption of any Long-Term Debt that is subordinated or junior to the securities or owed by Cabot to a Restricted Subsidiary. Notwithstanding the above prohibitions, Cabot or any Restricted Subsidiary may enter into a Sale-Leaseback Transaction if, at the time of entering into the transaction and after giving effect to it, Exempted Debt does not exceed 10% of Consolidated Net Tangible Assets (Section 4.04 of the Indenture).

     Limitation on Sale or Transfer of Restricted Property. Cabot may not, and it may not permit any Restricted Subsidiary to, sell any Restricted Property to an Unrestricted Subsidiary unless it applies, or commits to apply, an amount equal to the fair market value of such Restricted Property at the time of such sale or transfer, as determined by the Board of Directors of Cabot, within 18 months after the effective date of the transaction, to (a) the acquisition of Restricted Property, including the acquisition, construction, development or improvement of Principal Property, or (b) if permitted by the terms thereof, the redemption of securities of any series under the redemption provisions of the Indenture and such securities or the retirement or redemption of other Long-Term Debt of Cabot or a Restricted Subsidiary. However, no credit may be received for
(i) the retirement of other Long-Term Debt at maturity or the redemption of securities or other Long-Term Debt pursuant to any mandatory redemption provision, or (ii) the retirement or redemption of any Long-Term Debt that is subordinated or junior to the securities or owed by Cabot to a Restricted Subsidiary. (Section 4.05 of the Indenture).

CONSOLIDATION, MERGER OR SALE OF ASSETS

     Cabot may not consolidate with or merge into, or transfer all or substantially all of its assets to, another corporation unless (i) the successor corporation assumes all of the obligations of Cabot under the Indenture and Debt Securities, (ii) immediately after giving effect to the transaction, no Default would occur and be continuing, and (iii) the surviving corporation is organized under the laws of the United States or any State (the term Default includes Events of Default specified below with grace periods). Thereafter all such obligations of Cabot terminate (Section 5.01 of the Indenture).

     If upon any such consolidation, merger or transfer, any Principal Property would become subject to an attaching Lien that secures Debt, then prior to such event Cabot must secure the Debt Securities by a direct Lien on such Principal Property. The direct Lien may equally and ratably secure the Debt Securities and any other obligation of Cabot or a Subsidiary entitled to such security. However, Cabot need not so secure the Debt Securities if (1) the attaching Lien is permitted under any of clauses (1) through (9) described under the subcaption "Limitation on Liens," or (2) Cabot or a Restricted Subsidiary could incur Debt secured by a Lien otherwise subject to the limitations described under the subcaption "Limitation on Liens," because after giving effect to such Debt, Exempted Debt would not exceed 10% of Consolidated Net Tangible Assets (Section
5.02 of the Indenture).

EVENTS OF DEFAULT AND NOTICE THEREOF

     The following are defined in the Indenture as "Events of Default" with respect to any series of Debt Securities then outstanding: failure to pay interest when due on such series, continued for thirty days; failure to pay principal (other than a sinking fund payment) or any premium when due on such series; failure to make any sinking fund payment when due on such series, continued for 10 days; failure to comply with any of Cabot's other agreements in the Indenture or Debt Securities for 90 days after notice by the Trustee or

Holders of at least 25% in principal amount of Debt Securities of such series then outstanding; default by Cabot or a Restricted Subsidiary under an agreement for money borrowed (including the Indenture) in excess of $25,000,000 resulting in the acceleration of the due date of such debt, if not cured; and certain events of bankruptcy or insolvency of Cabot (Section 6.01 of the Indenture). If an Event of Default occurs and is continuing with respect to any series of Debt Securities, the Trustee or the Holders owning at least 25% in principal amount of the Debt Securities of such series then outstanding may declare the principal of and accrued interest on the Debt Securities of the respective series (or, if any of the Debt Securities of that series are original issue discount Debt Securities, such portion of the principal amount of such Debt Securities as may be specified in the terms thereof) to be due and payable immediately, but the Holders of a majority in principal amount of such series of Debt Securities then outstanding may, subject to certain conditions, rescind such declaration if the default is cured (Section 6.02 of the Indenture).

     The Indenture provides that, with respect to each series, the Trustee shall, within 90 days after the occurrence of a Default known to it, give Holders of the Debt Securities notice of Default; however, the Trustee may withhold from Holders of the Debt Securities notice of any continuing Default (except a Default in the payment of principal, interest or premium, if any) if it determines that withholding notice is in their interest (Section 7.05 of the Indenture).

     Holders of the Debt Securities of any series may not enforce the Indenture or the Debt Securities of such series except as provided in the Indenture. The Trustee may require indemnity satisfactory to it from the Holders requesting the Trustee to enforce the Indenture or Debt Securities before doing so (Section
6.06 of the Indenture). With respect to any series, Holders owning a majority in principal amount of the Debt Securities of that series then outstanding may waive existing past Events of Default with respect to such series except a default in the payment of principal, premium, if any, or interest on any of the Debt Securities of such series (Section 6.04 of the Indenture). Holders of a majority in principal amount of the Debt Securities of a series then outstanding shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to that series (Section 6.05 of the Indenture).

     The Indenture provides that Cabot must file annually with the Trustee a statement regarding compliance with the terms of the Indenture with respect to each series outstanding and specifying any default of which the signers may have knowledge (Section 4.07 of the Indenture).

MODIFICATION OF THE INDENTURE

     The Indenture provides that Cabot and the Trustee may amend or supplement the Indenture for various purposes not inconsistent with the terms of the Indenture, but none of such changes may adversely affect the rights of any Holder. The Indenture further provides that Cabot and the Trustee may, with the consent of Holders of at least 66 2/3% in principal amount of the Debt Securities of a series then outstanding, amend the Indenture with respect to that series, except that no amendment may, without the consent of each Holder affected, (i) reduce the aforesaid percentage below 66 2/3%, (ii) modify the terms of payment of principal of, premium, if any, or interest on any Debt Security or (iii) waive a default in the payment of the principal of, premium, if any, or interest on any Debt Security (Article 9 of the Indenture).

DEFEASANCE

     The Indenture provides that Cabot, at its option, may terminate all of its obligations under the Debt Securities of any or all series and under the Indenture with respect to such series (except for certain obligations regarding the transfer and exchange of such Debt Securities, the obligation to pay amounts due under such Debt Securities and certain obligations relating to the Trustee) if Cabot (i) irrevocably deposits in trust with the Trustee money or direct obligations of the United States of America sufficient to pay all principal of (including any mandatory sinking funds payments) and interest and premium, if any, on such Debt Securities to maturity or redemption, and (ii) delivers to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the Holders of such Debt Securities to recognize income, gain or loss for federal income tax purposes (Section 8.01 of the Indenture).

TRUSTEE

     The Trustee may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such one or more series (Section 7.08 of the Indenture).

CONCERNING THE TRUSTEE

     State Street Bank and Trust Company, as Trustee under the Indenture, is also trustee under another indenture involving an industrial revenue bond financing in the principal amount of $1,000,000 by Cabot. In addition, State Street Bank and Trust Company is part owner of Boston EquiServe LP, the transfer agent for Cabot's common stock, and performs other services for Cabot from time to time in the normal course of business.

                              PLAN OF DISTRIBUTION

     The Company may sell Debt Securities to or through one or more underwriters or dealers for public offering and sale by or through them, directly to one or more individual, institutional or other purchasers, through agents or through any combination of these methods of sale. The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or at negotiated prices (any of which may represent a discount from the prevailing market prices).

     In connection with the sale of Debt Securities, underwriters or agents may receive compensation from the Company or from purchasers of Debt Securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions they receive from the Company, and any profit on the resale of Debt Securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, each series of Debt Securities will be a new issue with no established trading market. The Company may elect to list any series of Debt Securities on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Debt Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the Debt Securities.

     Under agreements into which the Company may enter, underwriters will be, and dealers and agents who participate in the distribution of Debt Securities may be, entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount no less than, and the aggregate principal amounts of Debt Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Debt Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if Debt Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Debt Securities less the principal amount thereof covered by the Contracts. If in conjunction with the sale of Debt Securities to institutions under Contracts, Debt Securities are also being sold to the public, the consummation of the sale under the Contracts shall occur simultaneously with the consummation of the sale to the public. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such Contracts.

     In order to comply with the securities laws of certain states, if applicable, the Debt Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Debt Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Debt Securities offered hereby may not simultaneously engage in market making activities with respect to the Debt Securities for a period of two business days prior to the commencement of such distribution.

                                 LEGAL MATTERS

     Certain legal matters, including the legality of the Debt Securities, will be passed upon for the Company by Robert Rothberg and for the Underwriters by Goodwin, Procter & Hoar LLP, Boston, Massachusetts. Mr. Rothberg has a substantial interest in Cabot, as defined by the rules of the Commission, in that as of August 31, 1998, Mr. Rothberg was the beneficial owner (as defined by the rules of the Commission) of approximately 130,000 shares of the common stock of Cabot, which shares had a market value of in excess of approximately $3,000,000 as of September 17, 1998.

                                    EXPERTS

     The consolidated balance sheets as of September 30, 1997 and 1996 and the consolidated statements of income, stockholders' equity and cash flows for each of the years in the period ended September 30, 1997 of Cabot Corporation included in the Company's Annual Report on Form 10-K and incorporated by reference herein, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE AGENTS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
           PROSPECTUS SUPPLEMENT
Risk Factors..........................   S-2
Description of Notes..................   S-4
Special Provisions Relating to Foreign
  Currency Notes......................  S-19
Certain United States Federal Income
  Tax Considerations..................  S-22
Plan of Distribution..................  S-28
                 PROSPECTUS
Available Information.................     2
Incorporation of Certain Documents
  By Reference........................     2
The Company...........................     3
Use of Proceeds.......................     4
Description of Debt Securities........     4
Plan of Distribution..................     9
Legal Matters.........................    10
Experts...............................    10

------------------------------------------------------
------------------------------------------------------
                          ------------------------------------------------------
                          ------------------------------------------------------

                                  $500,000,000

                               CABOT CORPORATION
                               MEDIUM-TERM NOTES
                            DUE NINE MONTHS OR MORE
                               FROM DATE OF ISSUE
                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------
                              MERRILL LYNCH & CO.

                              GOLDMAN, SACHS & CO.
                               J.P. MORGAN & CO.
                                OCTOBER   , 1998
                          ------------------------------------------------------
                          ------------------------------------------------------

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

Registration fee............................................  $131,275
Blue Sky fees and expenses..................................     5,000
Legal fees and expenses.....................................     1,000
Accounting fees and expenses................................    35,000
Rating agency fees..........................................   165,000
Printing and engraving expenses.............................    10,000
Miscellaneous...............................................     2,725
                                                              --------
          TOTAL.............................................  $350,000

---------------

     All expenses in connection with the issuance and distribution of the securities being offered will be borne by the Company.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Paragraph (i) of Article EIGHTH of the Restated Certificate of Amendment, as amended, of the Company provides that:

          (1) No director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders,
     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of this liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article by the stockholders of this corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of this corporation for acts or omissions prior to such repeal or modification.

          (2) No officer or employee of this corporation shall be liable to this corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him in good faith as an officer or employee of this corporation, if such person exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs.

          (3) For purposes of determining compliance with this paragraph (i), any director, officer or employee of this corporation shall be deemed to have taken actions or omitted to take actions in good faith if the action taken or omitted to be taken by him or her was taken or omitted in reliance in good faith upon the advice of counsel for this corporation, or the books of account or other records of this corporation, or reports or information made or furnished to this corporation by any official, accountant, engineer, agent, or employee of this corporation, or by any independent public accountant or auditor, counsel, engineer, appraiser, investment banker or other expert retained or employed by this corporation, by the directors, by any committee of the board of directors of this corporation or by any authorized officer of this corporation.

     Paragraph (j) of Article EIGHTH of the Restated Certificate of Amendment, as amended, of the Company provides that:

          The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or is or was serving as a fiduciary of any employee benefit plan, fund or program sponsored by the corporation or such other company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the General Corporation Law of the State of Delaware as amended from time to time. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Additionally, Section 14.1 of the Company's Bylaws provide that:

          The corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding, claim or counterclaim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director, officer, employee or agent of this corporation or while a director, officer, employee or agent is or was serving at the request of this corporation as a director, officer, partner, trustee, fiduciary, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding, claim or counterclaim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person, other than an action to enforce indemnification rights. Such indemnification shall not be exclusive of other indemnification rights arising under any agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any such person seeking indemnification under this Section
     14.1 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. The corporation shall have the power to provide indemnification and advance expenses to any other person, including stockholders purporting to act on behalf of the corporation, to the extent permitted by the law of the State of Delaware.

     Pursuant to Section 145 of the General Corporation Law of the State of Delaware ("GCL"), the Company generally has the power to indemnify its present and future directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Company maintains directors and officers liability insurance which provides for payment on behalf of a director or officer of certain defined losses arising from claims against such directors or officers by reason of certain defined wrongful acts, subject to certain exclusions.

ITEM 16.  EXHIBITS.

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
        1.1   Form of Underwriting Agreement.**
        1.2   Form of Distribution Agreement for medium-term notes.*
     3(a).1   Certificate of Incorporation of Cabot Corporation restated
              effective October 24, 1983, as amended February 14, 1985,
              December 3, 1986, February 19, 1987, November 18, 1988,
              November 24, 1995 and March 12, 1996 (incorporated herein by reference to Exhibit 3(a) of Cabot's Annual Report on Form
              10-K for the year ended September 30, 1996, file reference
              1-5667, filed with the Commission on December 24, 1996).
     3(b).1   The By-laws of Cabot Corporation as of January 11, 1991
              (incorporated herein by reference to Exhibit 3(b) of Cabot's
              Annual Report on Form 10-K for the year ended September 30,
              1991, file reference 1-5667, filed with the Commission on
              December 27, 1991).
        4.1   Rights Agreement, dated as of November 10, 1995, between
              Cabot Corporation and The First National Bank of Boston as
              Rights Agent (incorporated herein by reference to Exhibit 1 of Cabot's Registration Statement on Form 8-A, file
              reference 1-5667, filed with the Commission on November 13,
              1995).
        4.2   Indenture, dated as of December 1, 1987, between Cabot
              Corporation and The First National Bank of Boston, Trustee
              (incorporated herein by reference to Exhibit 4 of Amendment
              No. 1 to Cabot's Registration Statement on Form S-3,
              Registration No. 33-18883, filed with the Commission on
              December 10, 1987).
        4.3   First Supplemental Indenture, dated as of June 17, 1992, to
              Indenture, dated as of December 1, 1987, between Cabot
              Corporation and The First National Bank of Boston, Trustee
              (incorporated by reference to Exhibit 4.3 of Cabot's
              Registration Statement on Form S-3, Registration Statement
              No. 33-48686, filed with the Commission on June 18, 1992).
        4.4   Second Supplemental Indenture, dated as of January 31, 1997 between Cabot Corporation and State Street Bank and Trust
              Company, Trustee (incorporated by reference to Exhibit 4 of
              Cabot's Quarterly Report on Form 10-Q for the quarterly
              period ended December 31, 1996, file reference 1-5667, filed with the Commission on February 14, 1997).
        5.1   Opinion of Robert Rothberg, Esq. as to the legality of the
              Debt Securities being registered.*
       10.1   Credit Agreement, dated as of January 3, 1997, among Cabot
              Corporation, the banks listed therein and Morgan Guaranty
              Trust Company of New York, as Agent (incorporated herein by reference to Exhibit 10 of Cabot's Quarterly Report on Form
              10-Q for the quarterly period ended March 31, 1997, file
              reference I-5667, filed with the Commission on May 14,
              1997).
       10.2   Equity Incentive Plan, as amended (incorporated herein by
              reference to Exhibit 99 of Cabot's Registration Statement on
              Form S-8, Registration No. 33-28699, filed with the
              Commission on May 12, 1989).
       10.3   1996 Equity Incentive Plan (incorporated herein by reference to Exhibit 28 of Cabot's Registration Statement on Form S-8,
              Registration No. 333-03683, filed with the Commission on May
              14, 1996).

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
       10.4   Note Purchase Agreement between John Hancock Mutual Life
              Insurance Company, Street Bank and Trust Company, as trustee for the Cabot Corporation Employee Stock Ownership Plan, and
              Cabot Corporation, dated as of November 15, 1988
              (incorporated by reference to Exhibit 10(c) of Cabot's
              Annual Report on Form 10-K for the year ended September 30,
              1988, file reference 1-5667, filed with the Commission on
              December 29, 1988).
       10.5   Supplemental Cash Balance Plan (incorporated herein by
              reference to Exhibit 10(e)(i) of Cabot's Annual Report on
              Form 10-K for the year ended September 30, 1994, file
              reference
              1-5667, filed with the Commission on December 22, 1994).
       10.6   Supplemental Employee Stock Ownership Plan (incorporated
              herein by reference to Exhibit 10(e)(ii) of Cabot's Annual
              Report on Form 10-K for the year ended September 30, 1994, file reference 1-5667, filed with the Commission on December
              22, 1994).
       10.7   Supplemental Retirement Incentive Savings Plan (incorporated herein by reference to Exhibit 10(e)(iii) of Cabot's Annual
              Report on Form 10-K for the year ended September 30, 1994, file reference 1-5667, filed with the Commission on December
              22, 1994).
       10.8   Supplemental Employee Benefit Agreement with John G.L. Cabot
              (incorporated herein by reference to Exhibit 10(f) of
              Cabot's Annual Report on Form 10-K for the year ended
              September 30, 1987, file reference 1-5667, filed with the
              Commission on December 28, 1987).
       10.9   Cabot Corporation Deferred Compensation Plan dated January
              1, 1995 (incorporated herein by reference to Exhibit
              10(e)(v) of Cabot's Annual Report on Form 10-K for the year ended September 30, 1995, file reference 1-5667, filed with the Commission on December 29, 1995).
       10.10  Amendment 1997-I to Cabot Corporation Deferred Compensation
              Plan dated June 30, 1997 (incorporated herein by reference to Exhibit 10(d)(v) of Cabot's Annual Report on Form 10-K
              for the year ended September 30, 1997, file reference
              1-5667, filed with the Commission on December 24, 1997).
       10.11  Form of severance agreement entered into between Cabot
              Corporation and various managers (incorporated herein by
              reference to Exhibit 10(g) of Cabot's Annual Report on Form
              10-K for the year ended September 30, 1991, file reference
              1-5667, filed with the Commission on December 27, 1991).
       10.12  Group Annuity Contract No. GA-6121 between The Prudential
              Insurance Company of America and State Street Bank and Trust
              Company, dated June 28, 1991 (incorporated herein by
              reference to Exhibit 10(h) of Cabot's Annual Report on Form
              10-K for the year ended September 30, 1991, file reference
              1-5667, filed with the Commission on December 27, 1991).
       10.13  Non-employee Directors' Stock Compensation Plan
              (incorporated herein by reference to Exhibit A of Cabot's
              Proxy Statement for its 1992 Annual Meeting of Stockholders,
              file reference 1-5667, filed with the Commission on December
              27, 1991).
       10.14  Agreement for the Sale and Purchase of Liquefied Natural Gas
              and Transportation Agreement, dated April 13, 1976, between
              L'Entreprise Nationale pour la Recherche, la Production, le
              Transport, la Transformation et la Commercialisation des
              Hydrocarbures ("Sonatrach") and Distrigas Corporation, and
              Amendment No. 3 to said Agreement, dated February 21, 1988
              (incorporated herein by reference to Exhibit 10(j) of
              Cabot's Annual Report on Form 10-K for the year ended
              September 30, 1994, file reference 1-5667, filed with the
              Commission on December 22, 1994).
       10.15  Agreement for the Sale and Purchase of Liquefied Natural
              Gas, dated December 11, 1988, between Sonatrading Amsterdam
              B.V. ("Sonatrading") and Distrigas Corporation and
              Transportation Agreement, dated December 11, 1988, between
              Sonatrach and Distrigas Corporation (incorporated herein by reference to Exhibit 10(p) of Cabot's Annual Report on Form
              10-K for the year ended September 30, 1989, file reference
              1-5667, filed with the Commission on December 28, 1989).

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
       10.16  Mutual Assurances Agreements among Cabot Corporation,
              Sonatrach, Distrigas Corporation and Sonatrading dated
              February 21, 1988 and December 11, 1988, respectively
              (incorporated herein by reference to Exhibit 10.1 of Cabot's
              Current Report on Form 8-K dated July 17, 1992, file
              reference 1-5667, filed with the Commission).
       10.17  K N Energy, Inc. By-law provision (incorporated herein by reference to Exhibit 10(o)(iv) of Cabot's Annual Report on
              Form 10-K for the year ended September 30, 1994, file
              reference
              1-5667, filed with the Commission on December 22, 1994).
       10.18  Asset Transfer Agreement, dated as of June 13, 1995, among
              Cabot Safety Corporation, Cabot Canada Ltd., Cabot Safety
              Limited, Cabot Corporation, Cabot Safety Holdings
              Corporation and Cabot Safety Acquisition Corporation
              (incorporated herein by reference to Exhibit 2(a) of Cabot
              Corporation's Current Report on Form 8-K, dated July 11,
              1995, file reference 1-5667, filed with the Commission).
       10.19  Stockholders' Agreement, dated as of July 11, 1995, among
              Vestar Equity Partners, L.P., Cabot CSC Corporation, Cabot
              Safety Holdings Corporation, Cabot Corporation and various other parties thereto (incorporated herein by reference to
              Exhibit 2(b) of Cabot Corporation's Current Report on Form
              8-K, dated July 11, 1995, file reference 1-5667, filed with the Commission).
       10.20  Cabot Corporation Senior Management Severance Protection
              Plan, effective January 9, 1998. (Incorporated by reference to Exhibit 10(a) of Cabot's Quarterly Report on Form 10-Q
              for the fiscal quarter ended December 31, 1997.)
       10.21  Cabot Corporation Key Employee Severance Protection Plan,
              effective January 9, 1998. (Incorporated by reference to
              Exhibit 10(b) of Cabot's Quarterly Report on Form 10-Q for
              the fiscal quarter ended December 31, 1997.)
       12.1   Calculation of Ratios of Earnings to Fixed Charges.
              (Incorporated by reference to the corresponding exhibit to
              Cabot's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998.)
       23.1   Consent of PricewaterhouseCoopers LLP.*
       23.2   Consent of Robert Rothberg, Esq. (Included in Exhibit 5.1
              hereto).
       24.1   Power of Attorney.*
       25.1   Statement of Eligibility and Qualification of Trustee.
              (Incorporated by reference from Statement of Eligibility
              dated January 29, 1997 filed by State Street Bank and Trust
              Company.)

---------------
*  Filed herewith
** To be filed by amendment

ITEM 17.  UNDERTAKINGS.

          (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to securityholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If the public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

     (f) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Cabot Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on the 29th day of September, 1998.

                                      CABOT CORPORATION

                                      By:       /s/ SAMUEL W. BODMAN
                                        ----------------------------------------
                                                    SAMUEL W. BODMAN
                                               Chairman of the board and
                                                Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                      CAPACITY                         DATE
                     ---------                                      --------                         ----

               /s/ SAMUEL W. BODMAN                  Director, Chairman of the Board and      September 29, 1998
---------------------------------------------------  Chief Executive Officer (principal
                 SAMUEL W. BODMAN                    executive officer)

               /s/ KENNETT F. BURNES                 Director, President and Chief Operating  September 29, 1998
---------------------------------------------------  Officer
                 KENNETT F. BURNES

               /s/ ROBERT L. CULVER                  Executive Vice President and Chief       September 29, 1998
---------------------------------------------------  Financial Officer (principal financial
                 ROBERT L. CULVER                    officer)

              /s/ WILLIAM T. ANDERSON                Controller (principal accounting         September 29, 1998
---------------------------------------------------  officer)
                WILLIAM T. ANDERSON

             /s/                                     Director                                 September 29, 1998
                         *
---------------------------------------------------
                  JANE C. BRADLEY

            /s/                                      Director                                 September 29, 1998
                         *
---------------------------------------------------
                  JOHN G.L. CABOT

            /s/                                      Director                                 September 29, 1998
                         *
---------------------------------------------------
                 JOHN S. CLARKESON

            /s/                                      Director                                 September 29, 1998
                         *
---------------------------------------------------
                ARTHUR L. GOLDSTEIN

                     SIGNATURE                                  CAPACITY                    DATE
                     ---------                                  --------                    ----

                            /s/                      Director                        September 29, 1998
                         *
---------------------------------------------------
                ROBERT P. HENDERSON

                             /s/                     Director                        September 29, 1998
                         *
---------------------------------------------------
                  ARNOLD S. HIATT

                             /s/                     Director                        September 29, 1998
                         *
---------------------------------------------------
                  GAUTAM S. KAJI

                           /s/                       Director                        September 29, 1998
                         *
---------------------------------------------------
               RODERICK C.G. MACLEOD

                            /s/                      Director                        September 29, 1998
                         *
---------------------------------------------------
                 JOHN H. MCARTHUR

                             /s/                     Director                        September 29, 1998
                         *
---------------------------------------------------
                  JOHN F. O'BRIEN

                             /s/                     Director                        September 29, 1998
                         *
---------------------------------------------------
                  DAVID V. RAGONE

                            /s/                      Director                        September 29, 1998
                         *
---------------------------------------------------
               CHARLES P. SIESS, JR.

                            /s/                      Director                        September 29, 1998
                         *
---------------------------------------------------
                 MORRIS TANENBAUM

                            /s/                      Director                        September 29, 1998
                         *
---------------------------------------------------
                  LYDIA W. THOMAS

                            /s/                      Director                        September 29, 1998
                         *
---------------------------------------------------
                 MARK S. WRIGHTON

             By: /s/ SARAH W. SAUNDERS                                               September 29, 1998
  ----------------------------------------------
                 SARAH W. SAUNDERS
                 Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
        1.1   Form of Underwriting Agreement.**
        1.2   Form of Distribution Agreement for medium-term notes.*
     3(a).1   Certificate of Incorporation of Cabot Corporation restated
              effective October 24, 1983, as amended February 14, 1985,
              December 3, 1986, February 19, 1987, November 18, 1988,
              November 24, 1995 and March 12, 1996 (incorporated herein by reference to Exhibit 3(a) of Cabot's Annual Report on Form
              10-K for the year ended September 30, 1996, file reference
              1-5667, filed with the Commission on December 24, 1996).
     3(b).1   The By-laws of Cabot Corporation as of January 11, 1991
              (incorporated herein by reference to Exhibit 3(b) of Cabot's
              Annual Report on Form 10-K for the year ended September 30,
              1991, file reference 1-5667, filed with the Commission on
              December 27, 1991).
        4.1   Rights Agreement, dated as of November 10, 1995, between
              Cabot Corporation and The First National Bank of Boston as
              Rights Agent (incorporated herein by reference to Exhibit 1 of Cabot's Registration Statement on Form 8-A, file
              reference 1-5667, filed with the Commission on November 13,
              1995).
        4.2   Indenture, dated as of December 1, 1987, between Cabot
              Corporation and The First National Bank of Boston, Trustee
              (incorporated herein by reference to Exhibit 4 of Amendment
              No. 1 to Cabot's Registration Statement on Form S-3,
              Registration No. 33-18883, filed with the Commission on
              December 10, 1987).
        4.3   First Supplemental Indenture, dated as of June 17, 1992, to
              Indenture, dated as of December 1, 1987, between Cabot
              Corporation and The First National Bank of Boston, Trustee
              (incorporated by reference to Exhibit 4.3 of Cabot's
              Registration Statement on Form S-3, Registration Statement
              No. 33-48686, filed with the Commission on June 18, 1992).
        4.4   Second Supplemental Indenture, dated as of January 31, 1997 between Cabot Corporation and State Street Bank and Trust
              Company, Trustee (incorporated by reference to Exhibit 4 of
              Cabot's Quarterly Report on Form 10-Q for the quarterly
              period ended December 31, 1996, file reference 1-5667, filed with the Commission on February 14, 1997).
        5.1   Opinion of Robert Rothberg, Esq. as to the legality of the
              Debt Securities being registered.*
       10.1   Credit Agreement, dated as of January 3, 1997, among Cabot
              Corporation, the banks listed therein and Morgan Guaranty
              Trust Company of New York, as Agent (incorporated herein by reference to Exhibit 10 of Cabot's Quarterly Report on Form
              10-Q for the quarterly period ended March 31, 1997, file
              reference I-5667, filed with the Commission on May 14,
              1997).
       10.2   Equity Incentive Plan, as amended (incorporated herein by
              reference to Exhibit 99 of Cabot's Registration Statement on
              Form S-8, Registration No. 33-28699, filed with the
              Commission on May 12, 1989).
       10.3   1996 Equity Incentive Plan (incorporated herein by reference to Exhibit 28 of Cabot's Registration Statement on Form S-8,
              Registration No. 333-03683, filed with the Commission on May
              14, 1996).
       10.4   Note Purchase Agreement between John Hancock Mutual Life
              Insurance Company, Street Bank and Trust Company, as trustee for the Cabot Corporation Employee Stock Ownership Plan, and
              Cabot Corporation, dated as of November 15, 1988
              (incorporated by reference to Exhibit 10(c) of Cabot's
              Annual Report on Form 10-K for the year ended September 30,
              1988, file reference 1-5667, filed with the Commission on
              December 29, 1988).
       10.5   Supplemental Cash Balance Plan (incorporated herein by
              reference to Exhibit 10(e)(i) of Cabot's Annual Report on
              Form 10-K for the year ended September 30, 1994, file
              reference 1-5667, filed with the Commission on December 22,
              1994).
       10.6   Supplemental Employee Stock Ownership Plan (incorporated
              herein by reference to Exhibit 10(e)(ii) of Cabot's Annual
              Report on Form 10-K for the year ended September 30, 1994, file reference 1-5667, filed with the Commission on December
              22, 1994).

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
       10.7   Supplemental Retirement Incentive Savings Plan (incorporated herein by reference to Exhibit 10(e)(iii) of Cabot's Annual
              Report on Form 10-K for the year ended September 30, 1994, file reference 1-5667, filed with the Commission on December
              22, 1994).
       10.8   Supplemental Employee Benefit Agreement with John G.L. Cabot
              (incorporated herein by reference to Exhibit 10(f) of
              Cabot's Annual Report on Form 10-K for the year ended
              September 30, 1987, file reference 1-5667, filed with the
              Commission on December 28, 1987).
       10.9   Cabot Corporation Deferred Compensation Plan dated January
              1, 1995 (incorporated herein by reference to Exhibit
              10(e)(v) of Cabot's Annual Report on Form 10-K for the year ended September 30, 1995, file reference 1-5667, filed with the Commission on December 29, 1995).
       10.10  Amendment 1997-I to Cabot Corporation Deferred Compensation
              Plan dated June 30, 1997 (incorporated herein by reference to Exhibit 10(d)(v) of Cabot's Annual Report on Form 10-K
              for the year ended September 30, 1997, file reference
              1-5667, filed with the Commission on December 24, 1997).
       10.11  Form of severance agreement entered into between Cabot
              Corporation and various managers (incorporated herein by
              reference to Exhibit 10(g) of Cabot's Annual Report on Form
              10-K for the year ended September 30, 1991, file reference
              1-5667, filed with the Commission on December 27, 1991).
       10.12  Group Annuity Contract No. GA-6121 between The Prudential
              Insurance Company of America and State Street Bank and Trust
              Company, dated June 28, 1991 (incorporated herein by
              reference to Exhibit 10(h) of Cabot's Annual Report on Form
              10-K for the year ended September 30, 1991, file reference
              1-5667, filed with the Commission on December 27, 1991).
       10.13  Non-employee Directors' Stock Compensation Plan
              (incorporated herein by reference to Exhibit A of Cabot's
              Proxy Statement for its 1992 Annual Meeting of Stockholders,
              file reference 1-5667, filed with the Commission on December
              27, 1991).
       10.14  Agreement for the Sale and Purchase of Liquefied Natural Gas
              and Transportation Agreement, dated April 13, 1976, between
              L'Entreprise Nationale pour la Recherche, la Production, le
              Transport, la Transformation et la Commercialisation des
              Hydrocarbures ("Sonatrach") and Distrigas Corporation, and
              Amendment No. 3 to said Agreement, dated February 21, 1988
              (incorporated herein by reference to Exhibit 10(j) of
              Cabot's Annual Report on Form 10-K for the year ended
              September 30, 1994, file reference 1-5667, filed with the
              Commission on December 22, 1994).
       10.15  Agreement for the Sale and Purchase of Liquefied Natural
              Gas, dated December 11, 1988, between Sonatrading Amsterdam
              B.V. ("Sonatrading") and Distrigas Corporation and
              Transportation Agreement, dated December 11, 1988, between
              Sonatrach and Distrigas Corporation (incorporated herein by reference to Exhibit 10(p) of Cabot's Annual Report on Form
              10-K for the year ended September 30, 1989, file reference
              1-5667, filed with the Commission on December 28, 1989).
       10.16  Mutual Assurances Agreements among Cabot Corporation,
              Sonatrach, Distrigas Corporation and Sonatrading dated
              February 21, 1988 and December 11, 1988, respectively
              (incorporated herein by reference to Exhibit 10.1 of Cabot's
              Current Report on Form 8-K dated July 17, 1992, file
              reference 1-5667, filed with the Commission).
       10.17  K N Energy, Inc. By-law provision (incorporated herein by reference to Exhibit 10(o)(iv) of Cabot's Annual Report on
              Form 10-K for the year ended September 30, 1994, file
              reference 1-5667, filed with the Commission on December 22,
              1994).
       10.18  Asset Transfer Agreement, dated as of June 13, 1995, among
              Cabot Safety Corporation, Cabot Canada Ltd., Cabot Safety
              Limited, Cabot Corporation, Cabot Safety Holdings
              Corporation and Cabot Safety Acquisition Corporation
              (incorporated herein by reference to Exhibit 2(a) of Cabot
              Corporation's Current Report on Form 8-K, dated July 11,
              1995, file reference 1-5667, filed with the Commission).

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
       10.19  Stockholders' Agreement, dated as of July 11, 1995, among
              Vestar Equity Partners, L.P., Cabot CSC Corporation, Cabot
              Safety Holdings Corporation, Cabot Corporation and various other parties thereto (incorporated herein by reference to
              Exhibit 2(b) of Cabot Corporation's Current Report on Form
              8-K, dated July 11, 1995, file reference 1-5667, filed with the Commission). filed with the Commission).
       10.20  Cabot Corporation Senior Management Severance Protection
              Plan, effective January 9, 1998. (Incorporated by reference to Exhibit 10(a) of Cabot's Quarterly Report on Form 10-Q
              for the fiscal quarter ended December 31, 1997.)
       10.21  Cabot Corporation Key Employee Severance Protection Plan,
              effective January 9, 1998. (Incorporated by reference to
              Exhibit 10(b) of Cabot's Quarterly Report on Form 10-Q for
              the fiscal quarter ended December 31, 1997.)
       12.1   Calculation of Ratios of Earnings to Fixed Charges.
              (Incorporated by reference to the corresponding exhibit to
              Cabot's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998.)
       23.1   Consent of PricewaterhouseCoopers LLP*
       23.2   Consent of Robert Rothberg, Esq. (Included in Exhibit 5.1
              hereto).
       24.1   Power of Attorney.*
       25.1   Statement of Eligibility and Qualification of Trustee.
              (Incorporated by reference from Statement of Eligibility
              dated January 29, 1997 filed by State Street Bank and Trust
              Company.)

---------------

 * Filed herewith.

** To be filed by amendment or incorporated by reference with the offering of the Debt Securities.